UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of Incorporation or organization)	I.R.S. Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered under Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The common stock, no par value, of Middlefield Banc Corp. is currently registered under section 12(g) of the Securities Exchange Act of 1934. Middlefield Banc Corp. is filing this registration statement to register its common stock under section 12(b) of the Securities Exchange Act of 1934 on account of the listing of the common stock on The NASDAQ Stock Market LLC.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of Middlefield Banc Corp.‘s common stock is included under the caption “Description of Securities” in Middlefield Banc Corp.‘s Form 10 Registration Statement (File No. 000-32561) filed with the Securities and Exchange Commission on April 17, 2001, as amended by Amendment No. 1 filed on June 14, 2001, which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of Middlefield Banc Corp. are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered under Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MIDDLEFIELD BANC CORP.

Date: September 5, 2014	/s/ James R. Heslop, II
Executive Vice President and COO